SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

CENTRACAN INC.
 (Name of registrant as specified in charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CENTRACAN INCORPORATED
555 Winderley Place, Suite 300
Orlando, FL 32751
(407) 571-6846

(Preliminary)
August 27, 2010

GENERAL INFORMATION

This Information Statement has been filed with the U.S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Centracan Inc., a Florida Corporation (the “Company”), to notify such Stockholders of the following:

On August 25, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Majority Stockholders approving the following actions:

(1)	an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 50,000,000 to 150,000,000; and

(2)	an amendment of our Articles of Incorporation to change the name of the Company from Centracan Incorporated to EcoReady Corporation.

On August 25, 2010, the board of directors of the Company (the “Board of Directors”) approved the above actions, subject to Stockholder approval. The majority Stockholders approved the action by written consent in lieu of a meeting on August 25, 2010. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on August 27, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September [●], 2010, to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the U.S. Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Quarterly Report on Form 10-K for the year ended December 31, 2009;

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and

(3)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q

A copy of the Company’s Annual Report on Form 10-K, as well as, Forms 10-Q, as filed with the Commission, are available upon written request and without charge to shareholders by writing to the Company c/o, Chief Executive Officer, 555 Winderley Place, Suite 300, Orlando, FL 32751 or by calling telephone number (407) 571-6846. A copy of any and all information that has been incorporated by reference into this information statement will be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one Annual Report and Quarterly Report(s) may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Quarterly Report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Executive Officer, Centracan Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Quarterly Reports if they are receiving multiple copies of Annual Reports or Quarterly Reports by directing such request to the same mailing address.

All Annual Reports and Quarterly Reports are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

DISSENTER’S RIGHTS

Under the Florida Revised Corporate Statutes, our stockholders are not entitled to dissenter’s rights with respect to the amendment to our certificate of incorporation and the Company will not independently provide the stockholders with any such right.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, August 25, 2010, the Company had 30,372,006 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On August 25, 2010, the holders of 23,870,000 shares (or approximately 78.59% of the 30,372,006 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 25, 2010, by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following August 25, 2010, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class (1)

Common	Boris Rubizhevsky	Chief Executive Officer, President, Director	5,000,000	16.46%

Common	Bluefish Group, Inc. (2)		7,850,000	25.84%

Common	Perf Go-Green Holdings, Inc. (3)		5,700,000	18.76%

Common	Steve Stark		2,500,000	8.23%

Common	James Murray		2,820,000	9.28%

All Executive Officers, Directors as a Group			5,000,000	16.46%

Total			23,870,000	78.59%

(1)	The percentages listed in the percent of class column are based upon 30,372,006 issued and outstanding shares of Common Stock.

(2)	Mr. Jerry Wolff is the Chief Executive Officer of Bluefish Group, Inc. and maintains sole discretion as to the voting and investment decisions of Bluefish Group, Inc.

(3)	Mr. Michael Caridi is the Chief Operating Officer of Perf Go-Green Holdings, Inc. and maintains sole discretion as to the voting and investment decisions of Perf Go-Green Holdings, Inc.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The Company’s executive officers did not receive any compensation or other remuneration in their capacity as such during the year ended December 31, 2009.

Compensation of Directors

No member of our Board of Directors received any compensation for services as a director during the fiscal year ended December 31, 2009.

Boris Rubizhevsky, age 59, Chief Executive Officer, Director

Boris Rubizhevsky has served as the sole Director and as President and Chief Executive Officer of the Company since its inception. Mr. Rubizhevsky is also currently a director of (i) TheraBiogen Inc. (TRAB.OB), a company that develops and sell homeopathic nasal spray products, and (ii) Alliance Network Communications Holdings Inc. (ALHN.OB), a Company that designs, manufactures and distributes a number of generic and custom application electrical surge protection devices. In 2007, Mr. Rubizhevsky founded NexGen Security Corporation, a consulting firm specializing in homeland security and environmental products and technologies.  Mr. Rubizhevsky remains the Chief Executive Officer of NexGen Security Corporation.  Mr. Rubizhevsky also served as the Chief Executive Officer of Paradise Music & Entertainment, Inc. (PDSE.OB) from July 2008 until March 2010. Paradise’s principal operations are conducted through its wholly-owned subsidiary, Environmental Testing Laboratories, Inc., which provides environmental testing services in the northeast United States. Mr. Rubizhevsky is also the current Chief Executive Officer of Alliance Network Communications Holdings Inc., a company engaged in developing retail versions of the company’s commercial surge protection devices to be sold along with its PerfPower batteries.  In 1992, Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company engaged in life sciences, semi-conductor wafer services and homeland security products. Mr. Rubizhevsky was the Director and Vice Chairman of that company from 1992 to 2007. Before founding Isonics, Mr. Rubizhevsky spent more than ten years with General Electric Company in a number of international sales and marketing managerial positions. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since commencement of our fiscal year ended December 31, 2009, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which our Company is a participant and the amount involved exceeds $120,000 of our Company’s total assets for the last three completed financial years:

(i)	Any of our directors or officers;

(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)	Any of our promoters; and

(v)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Director Independence

Our common stock is quoted on the OTC bulletin board interdealer quotation system, which does not have director independence requirements. Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our sole director, Boris Rubizhevsky, is also our sole officer. As a result, we do not have any independent directors.

As a result of our limited operating history and limited resources, our management believes that we will have difficulty in attracting independent directors. In addition, we would be likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors. Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be Fifty Million (50,000,000) shares of common stock with no preemptive rights, $0.001 par value.  On August 25, 2010, the Board of Directors approved an amendment to the Articles of Incorporation to authorize One Hundred and Fifty Million (150,000,000) shares of common stock, $0.001 par value.  Each share of common stock is entitled to one vote.   These additional shares of common stock authorized by the Amendment will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation is to authorize One Hundred and Fifty Million (150,000,000) shares of common stock. Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock. The reason for the increase is to be able to use the additional common shares to engage in mergers and acquisitions with the Company. The general effect upon the rights of the existing security holders as a result of the increase in authorized common stock is an overall dilution of the Company’s stock and the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. If the Board of Directors deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY NAME

The name of the Company, according to the Articles of Incorporation, is Centracan Inc.  On August 25, 2010, the Board of Directors and the majority shareholders approved an amendment to the Articles of Incorporation to change the name of the Company to EcoReady Corporation.

EFFECTIVE DATE OF THE ACTION

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September [●], 2010.

By Order of the Board of Directors

/s/ Boris Rubizhevsky
Name: Boris Rubizhevsky
Chief Executive Officer
Chairman of the Board of Directors